Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Form 8-K/A of SmartFinancial, Inc. (f/k/a Cornerstone Bancshares, Inc.) of our report dated March 5, 2015, relating to our audits of the consolidated financial statements of legacy SmartFinancial, Inc., which report appears in this Current Report on Form 8-K, as amended, of SmartFinancial, Inc.

/s/ Mauldin & Jenkins, LLC
Mauldin & Jenkins, LLC

Chattanooga, Tennessee

November 16, 2015